Exhibit 99
For additional information:

Rick Green
President & CEO
Laura Robertson
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Inc. Reports 45% Increase in Net Income Available to Common Shareholders
     January 20, 2011, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market — OKSB, OKSBP), (“Southwest”), today reported 2010 annual net income available to common shareholders of $12.8 million compared to $8.8 million for the year ended December 31, 2009, an increase of 45%. On a per share basis, 2010 annual net income available to common shareholders was $0.71 per diluted share compared to $0.60 per diluted share for the year 2009, an increase of 18%. Per share earnings reflect additional shares issued in our $54.3 million second quarter 2010 common stock offering. Total net income for 2010 was $17.0 million compared to $13.0 million for 2009, an increase of 31%.
     Net income available to common shareholders for the fourth quarter 2010 was $3.3 million, or $0.17 per diluted share, compared to $2.8 million, or $0.15 per diluted share, for the third quarter of 2010 and $2.5 million, or $0.17 per diluted share, for the fourth quarter of 2009.
     Rick Green, Southwest Bancorp’s President and Chief Executive Officer, stated, “The 2010 results put us in a position to gain momentum in 2011. Earnings for the fourth quarter were driven by stable net interest income, controlled noninterest expense, and a decrease in the required provision for loan losses.
     The Board of Directors and management are dedicated to the resolution of problem credits, the maintenance of capital and liquidity, stability in net interest income, and control of operating expenses. We continue to manage our loan portfolio with our ongoing, disciplined workout process focused on addressing the challenges of the commercial real estate construction and commercial mortgage sectors. Noncovered nonperforming assets at year-end were down $26.6 million, or 16%, from September 30, 2010. Our allowance for loan losses to noncovered nonperforming loans ratio was 61% at year-end 2010, compared with 53% at September 30, 2010 and 59% at year-end 2009.
     In the fourth quarter, we resolved, through pay-offs and charge-offs, approximately $33.4 million in nonaccrual loans, sold approximately $4.7 million of other real estate, moved approximately $7.0 million into other real estate, and classified an additional $14.8 million as nonaccrual.
     Our noncovered potential problem loans decreased by $42.8 million, or 16%, from their historical quarterly high at March 31, 2010. This decrease reflects fourth quarter 2010 activity of approximately $40.2 million in upgrades, a move of approximately $13.4 million to nonaccrual status, and the addition of $52.8 million to the category. We are encouraged that the state economic factors for our principal markets in Oklahoma, Texas, and Kansas continue to outperform most of the nation and we continue to make loans in each of our markets with an emphasis on health care lending and carefully controlled real estate collateralized credits.
     Our second quarter common stock offering gave us new common equity and we continue to build additional common equity from our core earnings. Southwest and its banking subsidiaries have maintained capital levels that substantially exceed the minimums for regulatory “well-capitalized” status. At December 31, 2010 Southwest’s total regulatory capital was $477.9 million for a total risk-based capital ratio of 19.06%, and Tier 1 capital was $446.0 million for a Tier 1 risk-based capital ratio of 17.78%.”
     Please review the following discussion and the attached financial tables for important additional information regarding our financial condition and performance.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 45% Increase in Net Income Available to Common Shareholders
Financial Overview
     Condition: Total assets were $2.8 billion at December 31, 2010, a decrease of 9% from December 31, 2009. At December 31, 2010 total loans were $2.4 billion, a decrease of 9% from December 31, 2009.
     At December 31, 2010 the allowance for loan losses was $65.2 million, an increase of 5% from December 31, 2009, and represented 2.80% of noncovered portfolio loans versus 2.46% at December 31, 2009. The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets including regular assessments of national and local economic conditions and trends. Provisions for loan losses are recorded in the amount necessary to maintain the allowance at the level management deems appropriate.
     Excluding assets subject to loss sharing agreements with the FDIC (“covered assets”), nonperforming assets, consisting of nonaccrual loans, loans past due by 90 days or more and still accruing, and other real estate, were $144.8 million and 6.11% of portfolio loans and other real estate as of December 31, 2010, down $26.6 million from September 30, 2010. A breakdown of noncovered portfolio loans and noncovered nonperforming assets at December 31, 2010 by type is shown in the following table:

	Noncovered	Noncovered
	portfolio	nonperforming
(dollars in thousands)	loans	assets
Real estate construction	$457,326	$67,571
Commercial real estate	1,295,114	30,510
Commercial	452,293	6,978
Residential real estate mortgages	87,500	1,983
Other consumer loans	39,060	41
Other real estate	—	37,722

Total	$2,331,293	$144,805

     Excluding covered loans, nonaccrual loans were $106.6 million as of December 31, 2010, a decrease of $28.6 million, or 21%, from September 30, 2010, and an increase of $0.7 million, or 1%, from December 31, 2009. These loans are carried at their estimated collectible amounts and no longer accrue interest. Noncovered loans 90 days or more past due were $0.5 million as of December 31, 2010. These loans are deemed to have sufficient collateral and are in the process of collection.
     Impaired loans, which include nonaccrual and restructured loans, are evaluated on an individual basis using the discounted present value of expected cash flows, the fair value of collateral, or the market value of the loan, and a specific allowance is recorded to reflect the appropriate net realizable value. Collateral dependent loans are evaluated for impairment based upon the fair value of the collateral. Charge-offs against the allowance for impaired loans are made when and to the extent amounts are deemed uncollectible.
     Performing loans that have been restructured to provide a reduction or deferral of interest or principal due to a weakening in the financial position of the borrower were $2.2 million at December 31, 2010, compared to $5.3 million at September 30, 2010.
     Excluding covered loans, performing loans considered potential problem loans, which are not included in the past due or nonaccrual categories but for which known information about possible credit problems cause management to be uncertain as to the continued ability of the borrowers to comply with the present loan repayment terms in future periods, amounted to $233.1 million at December 31, 2010, a decrease of $3.7 million from September 30, 2010 and $25.3 million from December 31, 2009. Potential problem loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses.
     Year-to-date Results:
     Summary: The $4.0 million increase in our net income available to common shareholders from 2009 was the result of an $8.6 million increase in net interest income driven by an improved net interest margin and a $3.6 million decrease in the provision for loan losses, offset in part by a $3.4 million decrease in noninterest income, a $2.8 million increase in noninterest expense, and a $2.1 million increase in income tax expense.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 45% Increase in Net Income Available to Common Shareholders
     Net Interest Income: Net interest income totaled $107.3 million for 2010, compared to $98.7 million for 2009, an increase of $8.6 million, or 9%. Year-to-date net interest margin was 3.67% for 2010, compared to 3.38% for 2009. Included in 2010 year-to-date net interest income was $1.0 million of net recoveries from the resolution of nonperforming loans and additional discount accretion on loans and the loss share receivable, offset in part by interest reversals on nonaccrual loans. Included in 2009 year-to-date net interest income was a recovery of $3.0 million in interest from the successful resolution of a nonperforming loan and additional discount accretion on loans and the loss share receivable. These net recoveries increased year-to-date interest margin by 3 basis points and 10 basis points for 2010 and 2009, respectively.
     Provision for Loan Losses and Net Charge-Offs: The provision for loan losses totaled $35.6 million for 2010, compared to $39.2 million for 2009. Net charge-offs totaled $32.7 million, or 1.29% of average portfolio loans as of December 31, 2010, compared to $16.5 million, or 0.63% of average portfolio loans as of December 31, 2009.
     Noninterest Income: Noninterest income totaled $18.6 million for 2010, compared to $21.9 million for 2009. The decrease in noninterest income was primarily the result of a $3.3 million one-time gain on the FDIC-assisted acquisition that was recorded in the prior year.
     Noninterest Expense: Noninterest expense totaled $63.6 million for 2010, compared to $60.9 million for 2009. The increase consisted of a $2.1 million increase in other real estate expense, a $1.7 million increase in other general and administrative expense, and a $0.6 million increase in personnel expense, offset in part by a $1.4 million decrease in provision for unfunded loan commitments and a $0.5 million decrease in occupancy expense.
     Fourth Quarter Results:
     Summary: Net income available to common shareholders was $3.3 million in the fourth quarter of 2010, compared to $2.8 million in the third quarter of 2010 and $2.5 million in the fourth quarter of 2009. The increase from the third quarter of 2010 was the result of a $4.7 million decrease in the provision for loan losses and a $0.5 million increase in net interest income, offset in part by a $2.2 million decrease in noninterest income, a $1.4 million increase in noninterest expense, and a $1.2 million increase in income taxes. The increase from the fourth quarter of 2009 was the result of a $3.4 million decrease in the provision for loan losses, offset in part by a $0.8 million increase in noninterest expense, a $0.6 million increase in income taxes, and a $0.4 million decrease in noninterest income.
     Net Interest Income: Net interest income totaled $27.0 million for the fourth quarter of 2010, compared to $26.5 million for the third quarter of 2010, an increase of $0.5 million, or 2%, and $27.8 million for the fourth quarter of 2009, a decrease of $0.8 million, or 3%. Net interest margin was 3.82% for the fourth quarter of 2010, compared to 3.63% for the third quarter of 2010 and 3.71% for the fourth quarter of 2009. Included in the fourth quarter of 2010 net interest margin was a net recovery of $0.5 million from the resolution of nonperforming loans and the quarterly adjustment of the discount accretion on loans and the loss share receivable. Included in the third quarter 2010 net interest margin was a net reduction of $0.3 million from the interest reversals on nonaccrual loans offset by the quarterly adjustment of the discount accretion on loans and the loss share receivable. Included in the fourth quarter 2009 net interest margin was a $1.0 million net adjustment of the discount accretion on loans and the loss share receivable. The net effects of these adjustments on net interest margin were a 7 basis point increase, a 5 basis point decrease, and a 13 basis point increase for the each quarter, respectively.
     Provision for Loan Losses and Net Charge-Offs: The provision for loan losses totaled $7.3 million for the fourth quarter of 2010, compared to $12.0 million for the third quarter of 2010 and $10.6 million for the fourth quarter of 2009. Net charge-offs totaled $14.5 million, or 2.35% (annualized) of average portfolio loans for the fourth quarter of 2010, compared to $6.6 million, or 1.05% (annualized) of average portfolio loans for the third quarter of 2010 and $6.0 million, or 0.89% (annualized) of average portfolio loans for the fourth quarter of 2009.
     Noninterest Income: Noninterest income totaled $4.1 million for the fourth quarter of 2010, compared to $6.3 million for the third quarter of 2010 and $4.5 million for the fourth quarter of 2009. The decrease in noninterest income from the third quarter of 2010 was primarily the result of a $2.5 million decrease in gain on sale of securities, and the decrease from the fourth quarter of 2009 was primarily the result of a $0.3 million decrease in gain on sale of loans.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 45% Increase in Net Income Available to Common Shareholders
     Noninterest Expense: Noninterest expense totaled $16.8 million for the fourth quarter of 2010, compared to $15.4 million for the third quarter of 2010 and $16.0 million for the fourth quarter of 2009. The increase from third quarter 2010 consisted of a $1.0 million increase in other real estate expense and a $0.3 million increase in personnel expense. The increase from fourth quarter 2009 consisted of a $1.2 million increase in other real estate expense, offset in part by a $0.5 million decrease in the provision for unfunded loan commitments and $0.4 million decrease in occupancy expense.
Southwest Bancorp and Subsidiaries
     Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At December 31, 2010 we had total assets of $2.8 billion, deposits of $2.3 billion, and shareholders’ equity of $377.8 million.
     Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of December 31, 2010, approximately $713.7 million, or 30%, of our noncovered loans were loans to individuals and businesses in the healthcare industry.
     We also focus on commercial real estate mortgage and construction credits. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime lending has never been a part of our business strategy, and our exposure to subprime loans and subprime lenders is minimal. One-to-four family mortgages account for less than 5% of total noncovered loans. As of December 31, 2010 approximately $1.8 billion, or 74%, of our noncovered loans were commercial real estate mortgage and construction loans, including $412.6 million of loans to individuals and businesses in the healthcare industry. Our commercial real estate mortgage and construction and commercial loans are concentrated in states that have experienced less adverse effects from the recession than many others.
     We operate six offices in Texas, eleven offices in Oklahoma, and eight offices in Kansas. At December 31, 2010 our Texas segment accounted for $982.8 million, or 41% of total portfolio loans, followed by $871.4 million, or 37%, from our Oklahoma segment, $289.6 million, or 12%, from our Kansas segment, and $241.0 million, or 10%, from our other states segment.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This earnings release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk, and interest rate risk; estimates of value of acquired assets, deposits, and other liabilities; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties, because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws and regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 45% Increase in Net Income Available to Common Shareholders
     Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of December 31, 2010 through the date its financial statements are filed with the Securities and Exchange Commission. The December 31, 2010 financial statements will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 45% Increase in Net Income Available to Common Shareholders
Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5

Unaudited Quarterly Summary Financial Data	Table 6

Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands except per share)	Table 1

	Fourth Quarter			Third Quarter
			%		%
QUARTERLY HIGHLIGHTS	2010	2009	Change	2010	Change
Operations
Net interest income	$26,970	$27,797	(3)%	$26,452	2%
Provision for loan losses	7,265	10,640	(32)	11,988	(39)
Noninterest income	4,089	4,488	(9)	6,335	(35)
Noninterest expense	16,811	16,041	5	15,418	9
Income before taxes	6,983	5,604	25	5,381	30
Taxes on income	2,675	2,030	32	1,508	77
Net income	4,308	3,574	21	3,873	11
Net income available to common shareholders	3,257	2,534	29	2,825	15
Diluted earnings per share	0.17	0.17	—	0.15	13
Balance Sheet
Total assets	2,820,541	3,108,291	(9)	2,905,275	(3)
Loans held for sale	35,194	43,134	(18)	34,868	1
Noncovered portfolio loans	2,331,293	2,539,294	(8)	2,412,796	(3)
Covered portfolio loans	53,628	85,405	(37)	60,558	(11)
Total deposits	2,252,728	2,592,730	(13)	2,345,648	(4)
Total shareholders’ equity	377,812	309,778	22	376,576	—
Book value per common share	15.97	16.46	(3)	15.93	—
Key Ratios
Net interest margin	3.82%	3.71%		3.63%
Efficiency ratio	54.13	46.69		47.02
Total capital to risk-weighted assets	19.06	14.55		18.45
Nonperforming loans to portfolio loans — noncovered	4.59	4.18		5.62
Shareholders’ equity to total assets	13.40	9.97		12.96
Tangible common equity to tangible assets*	10.78	7.61		10.43
Return on average assets (annualized)	0.59	0.46		0.52
Return on average common equity (annualized)	4.11	4.06		3.57
Return on average tangible common equity (annualized)**	4.21	4.17		3.65

	Twelve Months
			%
YEAR-TO-DATE HIGHLIGHTS	2010	2009	Change
Operations
Net interest income	$107,331	$98,691	9%
Provision for loan losses	35,560	39,176	(9)
Noninterest income	18,564	21,936	(15)
Noninterest expense	63,633	60,858	5
Income before taxes	26,702	20,593	30
Taxes on income	9,738	7,611	28
Net income	16,964	12,982	31
Net income available to common shareholders	12,777	8,837	45
Diluted earnings per share	0.71	0.60	18
Balance Sheet
Total assets	2,820,541	3,108,291	(9)
Loans held for sale	35,194	43,134	(18)
Noncovered portfolio loans	2,331,293	2,539,294	(8)
Covered portfolio loans	53,628	85,405	(37)
Total deposits	2,252,728	2,592,730	(13)
Total shareholders’ equity	377,812	309,778	22
Book value per common share	15.97	16.46	(3)
Key Ratios
Net interest margin	3.67%	3.38%
Efficiency ratio (GAAP-based)	50.54	50.45
Total capital to risk-weighted assets	19.06	14.55
Nonperforming loans to portfolio loans — noncovered	4.59	4.18
Shareholders’ equity to total assets	13.40	9.97
Tangible common equity to tangible assets*	10.78	7.61
Return on average assets	0.57	0.43
Return on average common equity	4.37	3.65
Return on average tangible common equity**	4.48	3.76
Balance sheet amounts and ratios are as of period end unless otherwise noted.

*	This is a Non-GAAP financial measure. Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.

**	This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	December 31,	December 31,
	2010	2009

Assets
Cash and cash equivalents	$67,496	$118,847
Investment securities:
Held to maturity. Fair value: $14,029, $6,754, respectively	14,304	6,670
Available for sale. Amortized cost: $246,649, $236,199, respectively	248,221	237,703
Other investments, at cost	10,404	19,066
Loans held for sale	35,194	43,134
Noncovered loans receivable	2,331,293	2,539,294
Less: Allowance for loan losses	(65,229)	(62,413)

Net noncovered loans receivable	2,266,064	2,476,881
Covered loans receivable (includes loss share: $14.4 million, $23.9 million, respectively)	53,628	85,405

Net loans receivable	2,319,692	2,562,286
Accrued interest receivable	8,590	10,806
Premises and equipment, net	23,772	26,536
Noncovered other real estate	37,722	18,432
Covered other real estate	4,187	4,748
Goodwill	6,811	6,811
Other intangible assets, net	5,371	5,779
Other assets	38,777	47,473

Total assets	$2,820,541	$3,108,291

Liabilities
Deposits:
Noninterest-bearing demand	$377,182	$324,829
Interest-bearing demand	92,584	74,201
Money market accounts	495,253	505,521
Savings accounts	26,665	25,730
Time deposits of $100,000 or more	694,565	1,004,439
Other time deposits	566,479	658,010

Total deposits	2,252,728	2,592,730
Accrued interest payable	1,577	3,191
Income tax payable	2,878	4,486
Other liabilities	8,981	13,121
Other borrowings	94,602	103,022
Subordinated debentures	81,963	81,963

Total liabilities	2,442,729	2,798,513

Shareholders’ equity
Serial preferred stock; 2,000,000 shares authorized; 70,000 shares issued and outstanding	67,724	67,037
Common stock — $1 par value; 40,000,000 shares authorized; 19,421,900, 14,750,713, shares issued and outstanding, respectively	19,422	14,751
Additional paid-in capital	98,894	49,029
Retained earnings	190,793	178,016
Accumulated other comprehensive income	979	945

Total shareholders’ equity	377,812	309,778

Total liabilities and shareholders’ equity	$2,820,541	$3,108,291

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2010	2009	2010	2009
Interest income
Loans	$32,831	$36,355	$133,918	$141,239
Investment securities	1,816	2,433	8,660	9,146
Other interest-earning assets	39	1	229	14

Total interest income	34,686	38,789	142,807	150,399

Interest expense
Interest-bearing deposits	5,920	9,090	28,267	42,319
Other borrowings	514	625	2,079	4,049
Subordinated debentures	1,282	1,277	5,130	5,340

Total interest expense	7,716	10,992	35,476	51,708

Net interest income	26,970	27,797	107,331	98,691

Provision for loan losses	7,265	10,640	35,560	39,176

Net interest income after provision for loan losses	19,705	17,157	71,771	59,515

Noninterest income
Service charges and fees	3,144	3,295	12,404	11,704
Gain on acquisition	—	—	—	3,281
Gain on sales of loans	682	933	2,736	2,963
Gain on investment securities	15	3	2,661	2,925
Other noninterest income	248	257	763	1,063

Total noninterest income	4,089	4,488	18,564	21,936

Noninterest expense
Salaries and employee benefits	7,516	7,349	29,916	29,299
Occupancy	2,717	3,159	11,171	11,637
FDIC and other insurance	1,333	1,101	5,788	5,545
Other real estate, net	1,255	39	2,218	130
General and administrative	3,990	4,393	14,540	14,247

Total noninterest expense	16,811	16,041	63,633	60,858

Income before taxes	6,983	5,604	26,702	20,593
Taxes on income	2,675	2,030	9,738	7,611

Net income	$4,308	$3,574	$16,964	$12,982

Net income available to common shareholders	$3,257	$2,534	$12,777	$8,837

Basic earnings per common share	$0.17	$0.17	$0.71	$0.60
Diluted earnings per common share	0.17	0.17	0.71	0.60
Common dividends declared per share	—	0.0238	—	0.0952

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES — QUARTERLY
(Dollars in thousands)

	For the three months ended December 31,
	2010			2009
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$2,417,584	$31,933	5.24%	$2,613,741	$34,881	5.29%
Covered loans	58,755	898	6.06	91,459	1,474	6.39
Investment securities	264,053	1,816	2.73	264,216	2,433	3.65
Other interest-earning assets	61,249	39	0.25	5,624	1	0.07

Total interest-earning assets	2,801,641	34,686	4.91	2,975,040	38,789	5.17
Other assets	81,735			74,889

Total assets	$2,883,376			$3,049,929

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$85,967	$85	0.39%	$75,614	$66	0.35%
Money market accounts	508,110	885	0.69	502,247	1,170	0.92
Savings accounts	25,885	17	0.26	25,388	16	0.25
Time deposits	1,316,536	4,933	1.49	1,585,240	7,838	1.96

Total interest-bearing deposits	1,936,498	5,920	1.21	2,188,489	9,090	1.65
Other borrowings	96,267	514	2.12	127,378	625	1.95
Subordinated debentures	81,963	1,282	6.26	81,963	1,277	6.23

Total interest-bearing liabilities	2,114,728	7,716	1.45	2,397,830	10,992	1.82

Noninterest-bearing demand deposits	367,761			316,784
Other liabilities	19,252			20,751
Shareholders’ equity	381,635			314,564

Total liabilities and shareholders’ equity	$2,883,376			$3,049,929

Net interest income and spread		$26,970	3.46%		$27,797	3.35%

Net interest margin (1)			3.82%			3.71%

Average interest-earning assets to average interest-bearing liabilities	132.48%			124.07%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - YEAR-TO-DATE
(Dollars in thousands)

	For the twelve months ended December 31,
	2010			2009
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans (1)	$2,573,442	$133,918	5.20%	$2,667,771	$141,239	5.29%
Investment securities	261,124	8,660	3.32	245,456	9,146	3.73
Other interest-earning assets	88,079	229	0.26	5,813	14	0.24

Total interest-earning assets	2,922,645	142,807	4.89	2,919,040	150,399	5.15
Other assets	76,099			68,430

Total assets	$2,998,744			$2,987,470

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$98,589	$468	0.47%	$83,813	$476	0.57%
Money market accounts	508,583	3,911	0.77	485,383	4,954	1.02
Savings accounts	25,609	64	0.25	21,010	78	0.37
Time deposits	1,479,287	23,824	1.61	1,518,638	36,811	2.42

Total interest-bearing deposits	2,112,068	28,267	1.34	2,108,844	42,319	2.01
Other borrowings	96,141	2,079	2.16	181,682	4,049	2.23
Subordinated debentures	81,963	5,130	6.26	81,963	5,340	6.52

Total interest-bearing liabilities	2,290,172	35,476	1.55	2,372,489	51,708	2.18

Noninterest-bearing demand deposits	330,998			285,184
Other liabilities	18,039			20,845
Shareholders’ equity	359,535			308,952

Total liabilities and shareholders’ equity	$2,998,744			$2,987,470

Net interest income and spread		$107,331	3.34%		$98,691	2.97%

Net interest margin (2)			3.67%			3.38%

Average interest-earning assets to average interest-bearing liabilities	127.62%			123.04%

(1)	Information regarding noncovered and covered loans for the period shown is not readily available.

(2)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2010				2009
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$32,831	$32,824	$33,891	$34,372	$36,355	$35,607	$36,009	$33,268
Investment securities	1,816	2,204	2,320	2,320	2,433	2,122	2,079	2,512
Other interest-earning assets	39	55	68	67	1	4	3	6

Total interest income	34,686	35,083	36,279	36,759	38,789	37,733	38,091	35,786
Interest expense:
Interest bearing demand deposits	85	111	140	132	66	107	150	153
Money market accounts	885	976	1,037	1,013	1,170	1,220	1,211	1,353
Savings accounts	17	15	16	16	16	39	14	9
Time deposits of $100,000 or more	1,881	3,128	3,517	4,024	4,340	4,822	5,552	5,980
Other time deposits	3,052	2,572	2,661	2,989	3,498	3,909	4,145	4,565

Total interest-bearing deposits	5,920	6,802	7,371	8,174	9,090	10,097	11,072	12,060
Other borrowings	514	524	524	517	625	960	1,180	1,284
Subordinated debentures	1,282	1,305	1,276	1,267	1,277	1,276	1,383	1,404

Total interest expense	7,716	8,631	9,171	9,958	10,992	12,333	13,635	14,748

Net interest income	26,970	26,452	27,108	26,801	27,797	25,400	24,456	21,038
Provision for loan losses	7,265	11,988	7,776	8,531	10,640	10,177	7,477	10,882
Noninterest income:
Service charges and fees	3,144	2,994	3,170	3,096	3,295	2,992	2,817	2,600
Gain on sales of loans	682	653	416	985	933	386	926	718
Gain (loss) on investment securities	15	2,480	34	7	3	10	(9)	2,921
Other noninterest income	248	208	342	90	257	322	3,527	238

Total noninterest income	4,089	6,335	3,962	4,178	4,488	3,710	7,261	6,477
Noninterest expense:
Salaries and employee benefits	7,516	7,183	7,637	7,580	7,349	7,824	6,887	7,239
Occupancy	2,717	2,835	2,836	2,783	3,159	2,958	2,789	2,731
FDIC and other insurance	1,333	1,347	1,521	1,587	1,101	1,134	2,319	991
Other real estate, net	1,255	228	629	106	39	90	103	(102)
Provision for unfunded loan commitments	(332)	(294)	(512)	(465)	147	(79)	(388)	90
Other general and administrative	4,322	4,119	4,035	3,667	4,246	3,601	2,980	3,650

Total noninterest expense	16,811	15,418	16,146	15,258	16,041	15,528	14,690	14,599

Income before taxes	6,983	5,381	7,148	7,190	5,604	3,405	9,550	2,034
Taxes on income	2,675	1,508	2,737	2,818	2,030	1,271	3,605	705

Net income	$4,308	$3,873	$4,411	$4,372	$3,574	$2,134	$5,945	$1,329

Net income available to common shareholders	$3,257	$2,825	$3,366	$3,329	$2,534	$1,097	$4,910	$296

PER SHARE DATA
Basic earnings per common share	$0.17	$0.15	$0.19	$0.23	$0.17	$0.07	$0.34	$0.02
Diluted earnings per common share	0.17	0.15	0.19	0.23	0.17	0.07	0.33	0.02
Common dividends declared per share	—	—	—	—	0.02	0.02	0.02	0.02
Book value per common share	15.96	15.93	15.88	16.79	16.46	16.43	16.30	16.01
Tangible book value per share*	15.61	15.58	15.53	16.33	15.99	15.96	15.84	15.52
COMMON STOCK
Shares issued	19,421,900	19,395,675	19,388,797	14,779,711	14,750,713	14,748,223	14,658,042	14,658,042
Less treasury shares	—	—	—	—	—	—	(15,602)	(49,930)

Outstanding shares	19,421,900	19,395,675	19,388,797	14,779,711	14,750,713	14,748,223	14,642,440	14,608,112

OTHER FINANCIAL DATA
Investment securities	$272,929	$251,233	$265,895	$260,837	$263,439	$258,790	$243,077	$179,006
Loans held for sale	35,194	34,868	25,615	25,586	43,134	36,526	26,006	76,404
Noncovered portfolio loans	2,331,293	2,412,796	2,475,348	2,516,397	2,539,294	2,572,111	2,587,230	2,526,293
Total noncovered loans	2,366,487	2,447,664	2,500,963	2,541,983	2,582,428	2,608,637	2,613,236	2,602,697
Covered portfolio loans	53,628	60,558	68,006	76,909	85,405	103,630	117,096	—
Total assets	2,820,541	2,905,275	3,010,835	3,074,923	3,108,291	3,029,347	3,038,985	2,928,133
Total deposits	2,252,728	2,345,648	2,444,939	2,554,165	2,592,730	2,473,162	2,452,295	2,330,089
Other borrowings	94,602	82,506	93,036	103,620	103,022	146,449	176,368	193,739
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders’ equity	377,812	376,576	375,319	315,341	309,778	309,118	305,416	300,406
Mortgage servicing portfolio	278,146	261,266	249,632	241,224	237,459	223,226	209,425	179,959
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811	$7,071
Core deposit intangible	3,557	3,693	3,830	3,967	4,103	4,240	4,378	2,498
Mortgage servicing rights	1,810	1,661	1,589	1,603	1,670	1,625	1,589	1,362
Nonmortgage servicing rights	4	4	5	5	6	7	7	8

Total intangible assets	$12,182	$12,169	$12,235	$12,386	$12,590	$12,683	$12,785	$10,939

Intangible amortization expense	$402	$392	$350	$359	$381	$344	$391	$204

Continued

*	This is a Non-GAAP based financial measure.

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2010				2009
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

LOAN COMPOSITION
Noncovered
Real estate mortgage:
Commercial	$1,310,464	$1,271,278	$1,251,709	$1,230,009	$1,212,409	$1,221,739	$1,208,819	$1,098,587
One-to-four family residential	89,800	109,980	106,814	111,185	114,614	125,034	116,068	114,111
Real estate construction
Commercial	441,265	527,773	589,590	630,472	618,078	612,905	622,298	640,132
One-to-four family residential	27,429	30,527	35,129	34,996	41,109	39,009	51,292	79,309
Commercial	452,626	463,132	471,004	487,074	520,505	538,757	554,734	558,834
Installment and consumer:
Guaranteed student loans	5,843	5,960	7,389	10,199	36,163	30,949	18,477	69,792
Other	39,060	39,014	39,328	38,048	39,550	40,244	41,548	41,932

Total noncovered loans, including held for sale	2,366,487	2,447,664	2,500,963	2,541,983	2,582,428	2,608,637	2,613,236	2,602,697
Less allowance for loan losses	(65,229)	(72,418)	(67,055)	(65,168)	(62,413)	(57,777)	(51,753)	(46,262)

Total noncovered loans, net	$2,301,258	$2,375,246	$2,433,908	$2,476,815	$2,520,015	$2,550,860	$2,561,483	$2,556,435

Covered
Real estate mortgage:
Commercial	$30,997	$33,428	$36,107	$37,487	$39,836	$37,820	$40,411	$—
One-to-four family residential	9,122	10,071	10,277	10,843	12,630	17,246	17,889	—
Real estate construction
Commercial	6,840	7,464	8,190	11,173	12,515	14,178	14,277	—
One-to-four family residential	439	1,823	3,853	5,273	5,324	9,936	13,647	—
Commercial	5,554	6,816	8,487	10,807	13,412	21,475	27,203	—
Installment and consumer:	676	956	1,092	1,326	1,688	2,975	3,669	—

Total covered loans	$53,628	$60,558	$68,006	$76,909	$85,405	$103,630	$117,096	$—

DEPOSIT COMPOSITION
Non-interest bearing demand	$377,182	$329,655	$326,721	$317,896	$324,829	$309,767	$291,014	$274,175
Interest-bearing demand	92,584	86,153	102,218	119,757	74,201	82,622	94,060	85,629
Money market accounts	495,253	518,422	510,549	506,659	505,521	506,196	483,162	467,924
Savings accounts	26,665	25,556	25,321	25,871	25,730	25,636	25,660	15,797
Time deposits of $100,000 or more	694,565	795,303	861,110	944,871	1,004,439	888,814	905,202	849,814
Other time deposits	566,479	590,559	619,020	639,111	658,010	660,127	653,197	636,750

Total deposits**	$2,252,728	$2,345,648	$2,444,939	$2,554,165	$2,592,730	$2,473,162	$2,452,295	$2,330,089

LOANS BY SEGMENT
Oklahoma banking	$871,393	$890,598	$914,004	$926,870	$933,150	$943,982	$967,981	$949,454
Texas banking	982,845	1,024,863	1,041,228	1,063,511	1,054,404	1,042,369	1,037,694	990,135
Kansas banking	289,642	309,240	329,157	342,596	359,633	400,710	412,314	309,774
Other states banking	241,041	248,653	258,965	260,329	277,512	288,680	286,337	276,930

Subtotal	2,384,921	2,473,354	2,543,354	2,593,306	2,624,699	2,675,741	2,704,326	2,526,293
Secondary market	35,194	34,868	25,615	25,586	43,134	36,526	26,006	76,404

Total loans	$2,420,115	$2,508,222	$2,568,969	$2,618,892	$2,667,833	$2,712,267	$2,730,332	$2,602,697

NET INCOME BY SEGMENT
Oklahoma banking	$4,086	$3,624	$4,334	$2,820	$3,137	$2,529	$3,284	$3,210
Texas banking	3,939	(1,769)	697	1,656	3,255	2,686	3,662	1,119
Kansas banking	481	(227)	985	(355)	(1,399)	(1,180)	2,405	598
Other states banking	(3,661)	488	(507)	1,722	377	57	(78)	(1,974)

Subtotal	4,845	2,116	5,509	5,843	5,370	4,092	9,273	2,953
Secondary market	362	219	72	327	(3)	(201)	117	(61)
Other operations	(899)	1,538	(1,170)	(1,798)	(1,793)	(1,757)	(3,445)	(1,563)

Net income	$4,308	$3,873	$4,411	$4,372	$3,574	$2,134	$5,945	$1,329

OFFICES AND EMPLOYEES
FTE Employees	432	440	447	455	466	471	478	425
Branches	23	23	23	24	24	24	24	18
Loan production offices	2	2	2	2	3	3	3	3
Assets per employee	$6,529	$6,603	$6,736	$6,758	$6,670	$6,432	$6,358	$6,890

**        Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)

Total deposits	$2,252,728	$2,345,648	$2,444,939	$2,554,165	$2,592,730	$2,473,162	$2,452,295	$2,330,089
Less:
Brokered time deposits	145,240	226,238	279,027	359,571	417,419	327,951	395,196	454,435
Other brokered deposits	117,532	129,096	126,643	124,969	127,320	125,737	125,666	124,674

Non-brokered deposits	$1,989,956	$1,990,314	$2,039,269	$2,069,625	$2,047,991	$2,019,474	$1,931,433	$1,750,980

Plus:
Sweep repurchase agreements	26,492	22,211	22,700	33,192	23,259	26,500	35,708	24,963

Core funding	$2,016,448	$2,012,525	$2,061,969	$2,102,817	$2,071,250	$2,045,974	$1,967,141	$1,775,943

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands except per share)	Table 7

	2010				2009
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

PERFORMANCE RATIOS
Return on average assets (annualized)	0.59%	0.52%	0.58%	0.57%	0.46%	0.28%	0.81%	0.18%
Return on average common equity (annualized)	4.11	3.57	4.64	5.42	4.06	1.78	8.26	0.50
Return on average tangible common equity (annualized)*	4.21	3.65	4.75	5.58	4.17	1.83	8.51	0.52
Net interest margin (annualized)	3.82	3.63	3.65	3.59	3.71	3.39	3.41	3.00
Total dividends declared to net income	20.31	22.59	19.84	20.02	34.31	57.46	20.58	92.00
Effective tax rate	38.31	28.02	38.29	39.19	36.22	37.33	37.75	34.66
Efficiency ratio	54.13	47.02	51.97	49.25	49.69	53.34	46.32	53.06
NONPERFORMING ASSETS
Noncovered
Nonaccrual loans	$106,566	$135,209	$111,871	$97,858	$105,887	$94,715	$74,205	$73,383
90 days past due and accruing	517	452	333	4	310	10,578	8,409	10,552

Total nonperforming loans	107,083	135,661	112,204	97,862	106,197	105,293	82,614	83,935
Other real estate	37,722	35,723	27,634	18,809	18,432	6,389	6,003	5,351

Total nonperforming assets	$144,805	$171,384	$139,838	$116,671	$124,629	$111,682	$88,617	$89,286

Performing restructured	$2,177	$5,334	$5,525	$5,650	$—	$—	$—	$—

Potential problem loans	$233,140	$236,844	$242,217	$275,912	$258,399	$255,051	$178,081	$133,810

Covered
Nonaccrual loans	$10,806	$7,906	$14,504	$16,192	$12,322	$14,686	$8,607	$—
90 days past due and accruing	—	1,871	130	356	1,136	4,544	3,658	—

Total nonperforming loans	10,806	9,777	14,634	16,548	13,458	19,230	12,265	—
Other real estate	4,187	4,448	4,352	4,489	4,748	2,598	2,938	—

Total nonperforming assets	$14,993	$14,225	$18,986	$21,037	$18,206	$21,828	$15,203	$—

Potential problem loans	$3,495	$6,413	$6,184	$6,620	$8,874	$4,421	$5,977	$—

ALLOWANCE ACTIVITY
Balance, beginning of period	$72,418	$67,055	$65,168	$62,413	$57,777	$51,753	$46,262	$39,773
Charge offs	14,720	7,006	6,168	6,545	6,756	4,372	2,975	4,810
Recoveries	266	381	279	769	752	219	989	417

Net charge offs	14,454	6,625	5,889	5,776	6,004	4,153	1,986	4,393
Provision for loan losses	7,265	11,988	7,776	8,531	10,640	10,177	7,477	10,882

Balance, end of period	$65,229	$72,418	$67,055	$65,168	$62,413	$57,777	$51,753	$46,262

ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio loans (annualized)	2.35%	1.05%	0.92%	0.90%	0.89%	0.61%	0.31%	0.71%
Noncovered
Nonperforming assets to portfolio loans and other real estate	6.11%	7.00%	5.59%	4.60%	4.87%	4.33%	3.41%	3.53%
Nonperforming loans to portfolio loans	4.59	5.62	4.53	3.89	4.18	4.09	3.19	3.32
Allowance for loan losses to portfolio loans	2.80	3.00	2.71	2.59	2.46	2.25	2.00	1.83
Allowance for loan losses to nonperforming loans	60.91	53.38	59.76	66.59	58.77	54.87	62.64	55.12
Covered
Nonperforming assets to portfolio loans and other real estate	25.93%	21.88%	26.24%	25.84%	20.19%	20.55%	12.67%	0.00%
Nonperforming loans to portfolio loans	20.15	16.14	21.52	21.52	15.76	18.56	10.47	—
CAPITAL RATIOS
Average total shareholders’ equity to average assets	13.24%	12.85%	11.78%	10.18%	10.31%	10.24%	10.35%	10.47%
Leverage ratio	15.55	14.96	14.48	12.32	12.42	12.39	12.70	12.72
Tier 1 capital to risk-weighted assets	17.78	17.17	16.50	14.00	13.28	13.04	12.67	12.85
Total capital to risk-weighted assets	19.06	18.45	17.78	15.28	14.55	14.31	13.92	14.11
Tangible common equity to tangible assets***	10.78	10.43	10.02	7.87	7.61	7.79	7.65	7.76
REGULATORY CAPITAL DATA
Tier I capital	$445,966	$442,188	$438,973	$381,280	$377,418	$374,805	$372,713	$369,482
Total capital	477,930	475,040	472,971	415,955	413,438	411,201	409,764	405,613
Total risk adjusted assets	2,507,867	2,574,746	2,659,886	2,722,628	2,841,476	2,873,558	2,942,821	2,875,290
Average total assets	2,867,114	2,955,779	3,032,328	3,094,756	3,039,014	3,024,885	2,935,189	2,905,653

*** Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$377,812	$376,576	$375,319	$315,341	$309,778	$309,118	$305,416	$300,406
Less:
Goodwill	6,811	6,811	6,811	6,811	6,811	6,811	6,811	7,071
Preferred stock	67,724	67,548	67,375	67,205	67,037	66,872	66,710	66,549

Tangible common equity	$303,277	$302,217	$301,133	$241,325	$235,930	$235,435	$231,895	$226,786

Total assets	$2,820,541	$2,905,275	$3,010,835	$3,074,923	$3,108,291	$3,029,347	$3,038,985	$2,928,133
Less goodwill	6,811	6,811	6,811	6,811	6,811	6,811	6,811	7,071

Tangible assets	$2,813,730	$2,898,464	$3,004,024	$3,068,112	$3,101,480	$3,022,536	$3,032,174	$2,921,062

Tangible common equity to tangible assets	10.78%	10.43%	10.02%	7.87%	7.61%	7.79%	7.65%	7.76%
Balance sheet amounts and ratios are as of period end unless otherwise noted.